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                                                                   EXHIBIT 10.59

                        HOME PROPERTIES OF NEW YORK, INC.
                                AMENDMENT NO. TWO
                                     TO THE
                             2000 STOCK BENEFIT PLAN

     This Amendment No. Two to the 2000 Stock Benefit Plan (the "Plan") is adopted by the Board of Directors of Home Properties of New York, Inc. at a meeting duly called and held on July 31, 2001

     1.   Defined Terms. All capitalized terms used herein but not defined in
          -------------
          this Amendment shall have the meaning given them in the Plan.

     2.   Amendments to the Plan.
          ----------------------

          (a) Section 2.5, "Shares Subject to the Plan" is hereby amended to reflect that the number of shares subject to the Plan shall be increased by 555,000. Of the increased amount, 5,000 shall be available for issuance of Restricted Stock Awards to Eligible Directors, 500,000 shall be available for issuance of Non-Qualified Stock Options to eligible employees and 50,000 shall be available for issuance of Restricted Stock Awards to eligible employees.

          (b) The first sentence of Section 6.1 of the Plan shall be amended in its entirety to read as follows:

          "The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Participant."

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. Two as of this 31/st/ day of July, 2001.

                                    HOME PROPERTIES OF NEW YORK, INC.


                           By:      /s/ Ann M. McCormick
                                    ---------------------------------------
                                    Ann M. McCormick
                                    Senior Vice President and Secretary